Exhibit 99.1

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED BALANCE SHEET

AS OF OCTOBER 31, 2014

(in thousands, except share data)

ASSETS
Investments held in trust, at fair value:
Fixed-maturity securities	$58,689
Cash equivalents held in trust	5,724

Total investments held in trust	64,413
Cash and cash equivalents	1,957
Fixed-maturity securities, at fair value	9,117
Accrued investment income	543
Prepaid expenses	13
Premiums receivable	549

Total assets	$76,592

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Losses and loss adjustment expenses	$17,139
Losses payable	722
Unearned premiums	1,153
Accrued ceding commission expense	51
Other liabilities	152

Total liabilities	19,217

Stockholder’s equity:
Common stock, $1 par value; 1,000 shares issued and outstanding	1
Additional paid-in capital	69,879
Retained earnings	(12,505)

Total stockholder’s equity	57,375

Total liabilities and stockholder’s equity	$76,592

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

FOR THE MONTH ENDED OCTOBER 31, 2014

(in thousands)

Revenues:
Premiums earned	$513
Other Income	100
Net investment income	135

Total revenues	748

Expenses:
Underwriting Expenses	17
General and administrative expenses	159
Loss from contract termination	—

Total expenses	176

(Loss) income before federal income taxes	572
Federal income tax benefit	—

Net (loss) income	$572